As filed with the Securities and Exchange Commission on February 11, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THRESHOLD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-3409596
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

170 Harbor Way, Suite 300

South San Francisco, CA 94080

(650) 474-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold E. Selick, Ph.D.

Chief Executive Officer

Threshold Pharmaceuticals, Inc.

170 Harbor Way, Suite 300

South San Francisco, CA 94080

(650) 474-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Chadwick L. Mills

Cooley LLP

3175 Hanover Street

Palo Alto, CA 94304-1130

Telephone: (650) 843-5654

Facsimile: (650) 849-7400

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☒ 333-195084

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share, including related rights to purchase Series A Participating Preferred Stock (3)	—	—
Warrants to purchase Common Stock, par value $0.001 per share	—	—
Total	$187,796	$22

(1)	There are being registered hereunder such indeterminate number of shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), and such indeterminate number of warrants to purchase shares of the Registrant’s Common Stock as shall have an aggregate initial offering price not to exceed $187,796. The registrant previously registered the offer and sale of certain securities, including its Common Stock, including related rights to purchase Series A Participating Preferred Stock (the “Rights”), and warrants to purchase shares of its Common Stock, having a proposed maximum aggregate offering price of $150,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-195084), which was declared effective by the Securities and Exchange Commission on April 17, 2014 (the “Related Registration Statement”). As of the date hereof, a balance of $120,000,000 of such securities remains to be offered and sold under the Related Registration Statement. In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of the registrant’s Common Stock, including related Rights, and warrants to purchase Common Stock having a proposed maximum aggregate offering price of $187,796 is hereby registered. Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price per share of the securities will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock as may be issued upon exercise of warrants or pursuant to the antidilution provisions of any of such securities. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s securities that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(3)	Each share of the Registrant’s Common Stock being registered hereunder, if issued prior to the termination by the Registrant of its preferred shares rights agreement, dated as of August 8, 2006, as amended, between the Registrant and the rights agent named therein, includes related Rights. Prior to the occurrence of certain events, the Rights will not be exercisable or evidenced separately from the Registrant’s Common Stock and have no value except as reflected in the market price of the shares to which they are attached.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF

CERTAIN INFORMATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and General Instruction IV(A) to Form S-3 to register an additional $187,796 of the Registrant’s securities. In accordance with Rule 462(b), this Registration Statement incorporates by reference the contents of the Registrant’s Registration Statement on Form S-3 (File No. 333-195084), filed with the Securities and Exchange Commission on April 7, 2014 and declared effective by the Securities and Exchange Commission on April 17, 2014, including all exhibits thereto and all information incorporated by reference therein, other than the exhibits included herein.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on February 11, 2015.

THRESHOLD PHARMACEUTICALS, INC.

By:	/s/ Harold E. Selick, Ph.D.
Harold E. Selick, Ph.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature	Title	Date

/s/ Harold E. Selick, Ph.D. Harold E. Selick, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	February 11, 2015

/s/ Joel A. Fernandes Joel A. Fernandes	Vice President, Finance and Controller (Principal Financial and Accounting Officer)	February 11, 2015

* Jeffrey W. Bird, M.D., Ph.D.	Director	February 11, 2015

* Bruce C. Cozadd	Director	February 11, 2015

* David R. Hoffmann	Director	February 11, 2015

* Wilfred E. Jaeger	Director	February 11, 2015

* George G.C. Parker	Director	February 11, 2015

* David R. Parkinson	Director	February 11, 2015

*By:	/s/ Harold E. Selick
Harold E. Selick
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of the Document

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

*	Previously filed on the signature page of the Registrant’s Registration Statement on Form S-3 (File No. 333-195084), filed with the Securities and Exchange Commission on April 7, 2014, and incorporated by reference herein.